UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

COMMERCE ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (714) 259-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended and Restated 2006 Stock Incentive Plan

On June 26, 2008, the stockholders of Commerce Energy Group, Inc. (the “Company”) at a Special Meeting of Stockholders approved an amendment to, and a restatement of, the Commerce Energy Group, Inc. 2006 Stock Incentive Plan (the “SIP”) to increase the number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), available for issuance or transfer thereunder by 800,000.

Summary of the Amended and Restated 2006 Stock Incentive Plan

The following summary of the Amended and Restated SIP is qualified in its entirety by reference to the full text of the Amended and Restated SIP, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.  Capitalized terms used in this summary and not otherwise defined have the meanings ascribed to such terms in the Amended and Restated SIP.

Purpose.  The purpose of the Amended and Restated SIP is to attract, retain and motivate employees, officers, directors and consultants of the Company and its affiliates and to provide incentives and rewards for superior performance.

Shares Subject to the SIP.  The SIP provides that no more than 2,253,334 shares of Common Stock may be issued pursuant to Awards under the Amended and Restated SIP provided that the Company shall not make additional awards under the Commonwealth Energy Corporation 1999 Equity Incentive Plan.  These shares shall be authorized but unissued shares.  The number of shares available for Awards, as well as the terms of outstanding Awards, is subject to adjustment as provided in the Amended and Restated SIP for stock splits, stock dividends, recapitalizations and other similar events.

The Company has previously registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Form S-8 Registration Statement 1,453,334 shares of Common Stock under the SIP.  The Company intends to register the additional 800,000 shares of Common Stock that will become available for issuance under the Amended and Restated SIP as a result of the recent affirmative vote of the Company’s stockholders, referenced above, on a registration statement on Form S-8 to be filed with the SEC.

Shares of Common Stock that are subject to any Award that expires, or is forfeited, cancelled or becomes unexercisable will again be available for subsequent Awards, except as prohibited by law.  In addition, shares that the Company refrains from delivering pursuant to an Award as payment of either the exercise price of an Award or applicable withholding and employment taxes will be available for subsequent Awards.

Administration.  Either the Board of Directors or a committee appointed by the Board is authorized to administer the Amended and Restated SIP.  The Board of Directors and any committee exercising discretion under the Amended and Restated SIP from time to time are referred to as the “Committee.” The Compensation Committee of the Board of Directors currently acts as the Committee for purposes of the Amended and Restated SIP.  The Board of Directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee.  To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other officers, to make Awards to directors, officers or employees who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act, or other officers, whom the Company has specifically authorized to make Awards.  With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are “outside directors” for purposes of that Code section.  To the extent permitted by law, the Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.

Subject to the terms of the Amended and Restated SIP, the Committee has express authority to determine the directors, employees and consultants who will receive Awards, the number of shares of Common Stock, units or share appreciation rights (“SARs”) to be covered by each Award, and the terms and conditions of Awards.  The Committee has broad discretion to prescribe, amend and rescind rules relating to the Amended and Restated SIP and its administration, to interpret and construe the Amended and Restated SIP and the terms of all award agreements, and to take all actions necessary or advisable to administer the Amended and Restated SIP.  Within the limits of the Amended and Restated SIP, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew them.  In addition, the Committee may under certain circumstances buy out options or SARs or, subject to stockholder approval, reduce the exercise price for outstanding options or SARs.

The Amended and Restated SIP provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Amended and Restated SIP.  The Amended and Restated SIP releases these individuals from liability for good faith actions associated with the Amended and Restated SIP’s administration.

Eligibility.  The Committee may grant options that are intended to qualify as incentive stock options (“ISOs”) only to employees, and may grant all other Awards to directors, employees and consultants.  The Amended and Restated SIP and the discussion below use the term “Participant” to refer to a director, employee or consultant who has received an Award.

The Amended and Restated SIP provides that no more than 1,000,000 shares of Common Stock may be issued during any calendar year to any Participant under the Amended and Restated SIP pursuant to options and SARs Awards under the Amended and Restated SIP.

Options.  Options granted under the Amended and Restated SIP provide Participants with the right to purchase shares of Common Stock at a predetermined exercise price.  The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify (“Non-ISOs”).  The Amended and Restated SIP also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000 (based upon the fair market value of the shares of Common Stock on the option grant date).

Share Appreciation Rights (SARs).  A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or shares of Common Stock equal in value to the excess of (a) the fair market value, on the date of exercise, of the shares of Common Stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares multiplied by (b) the number of shares with respect to which the SARs are being exercised.  The Committee may grant SARs in tandem with options or independently of them.  SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs.  The exercise price of ISOs, Non-ISOs, and SARs may not be less than 100% of the fair market value on the grant date of the shares of Common Stock subject to the Award.  The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares of Common Stock subject to the Award for Participants who own more than 10% of our shares of Common Stock on the grant date.  Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.

Exercise of Options and SARs.  To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service.  With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms, or combination of them:  cash or check in U.S. dollars, certain shares of Common Stock, and cashless exercise under a program the Committee approves.

The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of Common Stock).

Restricted Shares, Restricted Share Units, Unrestricted Shares and Deferred Share Units.  Under the Amended and Restated SIP, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares of Common Stock after certain vesting requirements are met, and may grant unrestricted shares as to which the Participant’s interest is immediately vested.  For restricted Awards, the Amended and Restated SIP provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards become vested.  The Amended and Restated SIP provides for deferred share units in order to permit certain directors, consultants or select members of management to defer their receipt of compensation payable in cash or shares of Common Stock (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units).  Deferred share units represent a future right to receive shares of Common Stock.

Whenever shares of Common Stock are released pursuant to these Awards, the Participant will be entitled to receive additional shares of Common Stock that reflect any stock dividends that the Company’s stockholders received between the date of the Award and issuance or release of the shares of Common Stock.  Likewise, a Participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s stockholders during the same period.  Such cash dividends will accrue interest, at 5% per annum, from their payment date to the Company’s stockholders until paid in cash when the shares of Common Stock to which they relate are either released from restrictions in the case of restricted shares or issued in the case of restricted share units.

Performance Awards.  The Amended and Restated SIP authorizes the Committee to grant performance-based Awards in the form of Performance Units that the Committee may or may not designate as “Performance Compensation Awards” that are intended to be exempt from Code section 162(m) limitations.  In either case, Performance Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company or any affiliate.  Performance Awards are payable in shares of Common Stock, cash or some combination of the two, subject to an individual Participant limit of 1,000,000 shares of Common Stock and $1,000,000 in cash.  The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the Amended and Restated SIP requires that the Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures.  Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code Section 162(m).

Under the Amended and Restated SIP, the possible performance measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units.  Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.  Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Income Tax Withholding.  As a condition for the issuance of shares of Common Stock pursuant to Awards, the Amended and Restated SIP requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award or the issuance of shares of Common Stock.

Transferability.  Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members or related trusts or as otherwise approved by the Committee.

Certain Corporate Transactions.  The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the Amended and Restated SIP but as to which no Awards have yet been granted or that have been returned to the Amended and Restated SIP upon cancellation, forfeiture or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company.  In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Amended and Restated SIP such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced.  In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the Amended and Restated SIP.

In addition, in the event or in anticipation of a Change in Control, the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards (except to the extent an Award provides otherwise), take one or more of the following actions:  (a) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of Awards for any period (and may provide for termination of unexercised Options and SARs at the end of that period) so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares of Common Stock that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares of Common Stock issued upon exercise of an Award shall lapse as to the shares of Common Stock subject to such repurchase right; (c) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (d) terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change of Control.  To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the successor corporation in a Change in Control is Involuntarily Terminated by the successor corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any shares of Common Stock shall lapse in full.  The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination.

In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution.  Finally, if the Company dissolves or liquidates, all Awards will immediately terminate, subject to the ability of the Board to exercise any discretion that the Board may exercise in the case of a Change in Control.

Term of the Amended and Restated SIP; Amendments and Termination.  The Amended and Restated SIP expires on January 26, 2016.  The Board of Directors may from time to time, amend, alter, suspend, discontinue or terminate the Amended and Restated SIP; provided that no amendment, suspension or termination of the Amended and

Restated SIP shall materially and adversely affect Awards already granted unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization or it is otherwise mutually agreed between the Participant and the Committee.  In addition, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the Participant at a lower exercise price or granting a replacement Award of a different type.  Notwithstanding the foregoing, the Committee may amend the Amended and Restated SIP to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Termination, Rescission and Recapture.  Each Award under the Amended and Restated SIP is intended to align the Participant’s long-term interest with those of the Company.  If the Participant engages in certain activities (such as disclosure of confidential or proprietary information without appropriate authorization, breaches certain agreements relating to the protection of the Company’s intellectual property, solicits non-administrative employees of the Company to leave the Company or renders services to an organization or business which is, or working to become, competitive to the Company), either during employment or after the Participant has terminated his or other relationship with the Company for any reason, the Participant is deemed to be acting contrary to the long-term interests of the Company.  In such cases, except as otherwise expressly provided in the Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards, rescind any exercise, payment or delivery pursuant to the Award, or recapture any shares of Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award.

Income Taxes and Deferred Compensation.  The Amended and Restated SIP provides that participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and that the Company will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.

Item 8.01  Other Events.

At the special meeting of stockholders held on June 26, 2008 (the “Special Meeting”), the stockholders of the Company voted on the following proposal: whether to approve an amendment to, and restatement of, the Company’s 2006 Stock Incentive Plan to increase the number of shares of Common Stock available for issuance or transfer thereunder by 800,000 (the “Stock Incentive Plan Proposal”).

The Stock Incentive Plan Proposal was approved at the Special Meeting.  The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote was required for approval.  Abstentions, but not broker non-votes were treated as shares present and entitled to vote on the Stock Incentive Plan Proposal.  Applying that standard, an abstention had the same effect as a vote “against” and a broker non-vote had no effect.  The tabulation of votes was as follows:

For	Against	Abstain	Broker Non-Votes
10,698,564	4,267,073	1,042,488	—

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCE ENERGY GROUP, INC., a Delaware corporation

Date: July 1, 2008
	By:	/s/ C. DOUGLAS MITCHELL
C. Douglas Mitchell
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan